EXHIBIT 99.1

NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2005 THIRD QUARTER RESULTS
     CHICAGO, October 27 - GATX Corporation (NYSE:GMT) today announced net income from continuing operations for the third quarter of $34.3 million or $0.61 per diluted share, compared to $48.2 million or $0.85 per diluted share in the third quarter of 2004. Income from continuing operations for the third quarter 2004 includes $0.48 per diluted share of income from an insurance recovery.
     Net income from continuing operations for the nine months ending September 30, 2005 was $97.2 million or $1.75 per diluted share, compared to $87.6 million or $1.62 per diluted share in the comparable prior year period. Income from continuing operations for the first nine months of 2004 includes $0.49 per diluted share of income from insurance recoveries.
     Brian A. Kenney, president and CEO of GATX, stated, “The third quarter reflects continued high asset utilization and favorable lease rate renewal pricing in Rail.
     “In Air, asset utilization was at 100% and lease rates on certain aircraft types are improving. However, the air market remains challenging and we continue to actively monitor the risk of lessee defaults and asset impairments. In Specialty, the marine joint ventures continue to experience high vessel utilization and charter rates, and remarketing income on both owned and managed assets is contributing significantly to Specialty’s performance.
     “Investment volume from continuing operations totaled $335 million year to date versus $517 million in the comparable 2004 period. The lower 2005 investment volume primarily reflects a significant reduction in Air investments. In addition, the current investment environment in each of our markets is characterized by high asset prices and intense competition for secondary market acquisitions. We remain disciplined in our investment strategy and focused on achievement of attractive long-term returns.”
     Mr. Kenney concluded, “We are carefully monitoring our customer base for indications of a sustained negative impact from the recent hurricanes and continued high fuel prices. Despite this uncertainty, we currently expect 2005 GAAP earnings to be in the range of $1.90-$2.10 per diluted share versus the previously announced earnings guidance of $1.90-$2.00 per diluted share.”

GATX RAIL
     GATX Rail reported net income of $20.7 million in the third quarter of 2005, compared to $13.2 million in the prior year period. Year to date, GATX Rail reported $63.8 million in net income versus $44.6 million in the first nine months of 2004. Net income increased year over year primarily due to an increased number of cars on lease and higher average lease rates.
     At September 30, 2005, Rail’s North American fleet totaled approximately 108,000 cars. North American fleet utilization was 98%, flat with year end 2004 and the first two quarters of 2005. During the quarter, lease renewal pricing on a basket of Rail’s most common car types increased approximately 11% over expiring lease rates. This compares to increases of 8% in the fourth quarter of 2004, 9% in the first quarter and 15% in the second quarter of 2005.
     Rail acquired 1,678 new and used cars for its fleet during the third quarter of 2005. Year to date, GATX Rail has acquired 3,800 cars for the fleet, compared to 4,800 in the comparable 2004 period.
     Maintenance expense in the third quarter was higher than the comparable 2004 period due to an increase in railcar refurbishments, conversions and wheelset replacements.
     In macroeconomic data associated with GATX Rail’s business, North American manufacturing capacity utilization, as reported by the Federal Reserve, was 79%, down from 80% in the second quarter 2005 and up from 78% in the third quarter 2004. Backlogs at the railcar manufacturers remained high at more than 61,000 cars at the end of the quarter. Despite hurricane-related disruptions, carloadings on the North American rails, excluding intermodal, increased 1.4% over the same period in 2004. Chemical shipments were down slightly (-0.4%) in the first nine months of 2005 versus the prior year.
GATX AIR
     GATX Air reported net income of $5.3 million in the third quarter of 2005 compared to net income of $5.0 million in the prior year period. For the nine months ending September 30, 2005, GATX Air reported net income of $10.1 million compared to $9.6 million in the comparable 2004 period.
     Utilization of the owned fleet was 100% at September 30, 2005 and lease rates on certain aircraft types continued to recover. However, as highlighted by the recent concurrent bankruptcy filings by two major U.S. air carriers and continued high jet fuel prices, the air market remains volatile and GATX Air continues to closely monitor its portfolio.
     An updated slide presentation summarizing the GATX Air portfolio and market data is available at www.gatx.com.
GATX SPECIALTY FINANCE
     GATX Specialty Finance reported net income of $13.2 million in the third quarter of 2005 compared to $6.4 million in the prior year period. Specialty reported net income for the first nine months of 2005 of $47.0 million compared to $31.4 million in the same period in 2004. The 2005 third quarter and year-to-date results reflect strong performance of the shipping joint ventures and significant remarketing income.
     The Specialty portfolio currently consists of $429 million of owned assets and third-party managed portfolios totaling approximately $560 million.
CREDIT STATISTICS
     Net charge-offs and impairments totaled $5.2 million in the third quarter 2005, or an annualized 0.3% of average total assets, compared to net recoveries of $0.6 million in the same period for 2004. Non-performing investments (lease receivables, finance leases, operating lease assets and loans) at the end of the 2005 second quarter totaled $52.6 million, compared to $58.6 million at the end of the third quarter 2004.
DISCONTINUED OPERATIONS
     In the second quarter of 2004, GATX completed the sale of substantially all its technology leasing assets. The technology leasing segment is accounted for as a discontinued operation in all periods presented.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides lease financing and related services to customers operating rail, air, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, IL since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2005 third quarter results. Teleconference details are as follows:
Thursday, October 27th
11:00 A.M. Eastern Time
Domestic Dial-In: 1-800-706-6082
International Dial-In: 1-706-634-7421
Replay: 1-800-642-1687 / Access Code: 1514238
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
UPDATE ON AIR PORTFOLIO
GATX Corporation has updated its Air portfolio presentation, and the slides are currently available at www.gatx.com or by calling the GATX Investor Relations Department.
FORWARD-LOOKING STATEMENTS
Certain statements may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” or “project” and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to general economic conditions; lease rates, utilization levels and operating costs in GATX’s primary asset segments; conditions in the capital markets; changes in GATX’s or GATX Financial Corporation’s credit ratings; dynamics affecting companies within the markets served by GATX; regulatory rulings that may impact the economic value and operating costs of assets; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the outcome of pending or threatened litigation and general market conditions in the rail, air, marine and other large-ticket industries. Other factors and unanticipated events could adversely affect our business operations and financial performance. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in other of our filings with the SEC, including our Annual Report on Form 10-K. These risks, uncertainties and other factors should be carefully considered in evaluating the forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
NON-GAAP FINANCIAL MEASURES
This release includes certain financial performance measures computed using non-GAAP (Generally Accepted Accounting Principles) components as defined by the Securities and Exchange Commission (SEC). These measures are: return on equity; return on assets; and SG&A efficiency. As required under SEC rules, GATX has provided a reconciliation of those non-GAAP components to the most directly comparable GAAP components, which is available with this release and on our website at www.gatx.com. Financial performance measures disclosed in this press release are meant to provide additional information and insight into historical operating results and the financial position of the business. Management uses these performance measures to assist in analyzing GATX’s underlying financial performance from period to period and to establish criteria for compensation decisions. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Rhonda S. Johnson
312-621-6262
rhonda.johnson@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(10/27/05)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2005	2004	2005	2004
Gross Income
Lease income	$220.0	$198.2	$652.1	$577.8
Marine operating revenue	47.4	36.2	93.4	76.2
Interest income	2.7	2.9	9.1	15.3
Asset remarketing income	9.6	5.1	42.4	32.2
Gain on sale of securities	0.4	0.2	6.8	3.4
Fees	4.6	6.0	11.7	14.7
Other	15.7	59.5	40.9	95.3

Revenues	300.4	308.1	856.4	814.9
Share of affiliates’ earnings	29.2	17.2	83.4	51.2

Total Gross Income	329.6	325.3	939.8	866.1

Ownership Costs
Depreciation	50.6	48.8	151.8	142.2
Interest, net	40.5	41.5	123.0	119.9
Operating lease expense	46.4	43.3	140.8	130.5

Total Ownership Costs	137.5	133.6	415.6	392.6

Other Costs and Expenses
Maintenance expense	47.0	45.9	141.9	139.3
Marine operating expenses	37.0	27.7	72.3	59.2
Other operating expenses	12.3	10.6	34.6	32.7
Debt extinguishment costs	—	—	11.9	—
Selling, general and administrative	40.5	38.0	121.5	119.4
Reversal of provision for possible losses	(1.0)	(4.7)	(6.2)	(9.7)
Asset impairment charges	3.3	0.3	6.7	1.4
Fair value adjustments for derivatives	0.5	0.8	(8.4)	0.1

Total Other Costs and Expenses	139.6	118.6	374.3	342.4

Income from Continuing Operations before Income Taxes	52.5	73.1	149.9	131.1
Income Taxes	18.2	24.9	52.7	43.5

Income from Continuing Operations	34.3	48.2	97.2	87.6
Discontinued Operations
Operating results, net of taxes	—	(0.2)	0.4	18.5
Loss on sale of segment, net of taxes	—	(7.3)	—	(7.7)

Total Discontinued Operations	—	(7.5)	0.4	10.8

Net Income	$34.3	$40.7	$97.6	$98.4

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2005	2004	2005	2004
Per Share Data
Basic:
Income from continuing operations	$0.68	$0.98	$1.94	$1.78
Income (loss) from discontinued operations	—	(0.16)	0.01	0.21

Total	$0.68	$0.82	$1.95	$1.99

Average number of common shares (in thousands)	50,272	49,361	49,953	49,308
Diluted:
Income from continuing operations	$0.61	$0.85	$1.75	$1.62
Income (loss) from discontinued operations	—	(0.12)	0.01	0.18

Total	$0.61	$0.73	$1.76	$1.80

Average number of common shares and common share equivalents (in thousands)	61,326	60,265	60,899	60,122
Dividends declared per common share	$0.20	$0.20	$0.60	$0.60

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	September 30	December 31
	2005	2004
Assets

Cash and Cash Equivalents	$103.5	$63.4
Restricted Cash	63.2	60.0

Receivables
Rent and other receivables	80.1	77.0
Finance leases	324.4	285.9
Loans	43.2	89.2
Less — allowance for possible losses	(15.4)	(22.1)

	432.3	430.0

Operating Lease Assets, Facilities and Other
Rail	3,675.3	3,847.9
Air	1,560.9	1,704.1
Specialty	67.8	65.4
Other	234.4	212.3
Less — allowance for depreciation	(1,946.5)	(1,924.1)

	3,591.9	3,905.6
Progress payments for aircraft and other equipment	21.9	20.0

	3,613.8	3,925.6

Investments in Affiliated Companies	807.6	718.6
Goodwill	86.9	93.9
Other Investments	52.0	79.0
Other Assets	224.9	242.4

	$5,384.2	$5,612.9

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$345.4	$378.2

Debt
Commercial paper and bank credit facilities	14.0	72.1
Recourse	2,649.0	2,887.1
Nonrecourse	89.3	93.5
Capital lease obligations	67.5	79.4

	2,819.8	3,132.1

Deferred Income Taxes	749.5	721.0
Other Liabilities	328.5	300.7

Total Liabilities	4,243.2	4,532.0

Shareholders’ Equity	1,141.0	1,080.9

	$5,384.2	$5,612.9

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2005
(In Millions)

	Rail	Air	Specialty	Other	GATX Consolidated
Gross Income
Lease income	$183.5	$29.4	$7.1	$—	$220.0
Marine operating revenue	—	—	—	47.4	47.4
Interest income	—	0.1	2.4	0.2	2.7
Asset remarketing income	4.9	1.0	3.7	—	9.6
Gain on sale of securities	0.1	—	0.3	—	0.4
Fees	0.4	3.5	0.7	—	4.6
Other	13.7	0.1	1.5	0.4	15.7

Revenues	202.6	34.1	15.7	48.0	300.4
Share of affiliates’ earnings	3.0	10.2	16.0	—	29.2

Total Gross Income	205.6	44.3	31.7	48.0	329.6

Ownership Costs
Depreciation	32.4	14.8	1.1	2.3	50.6
Interest, net	19.4	15.3	3.9	1.9	40.5
Operating lease expense	44.7	0.6	1.1	—	46.4

Total Ownership Costs	96.5	30.7	6.1	4.2	137.5

Other Costs and Expenses
Maintenance expense	46.9	0.1	—	—	47.0
Marine operating expenses	—	—	—	37.0	37.0
Other operating expenses	9.7	0.6	2.0	—	12.3
Selling, general and administrative	18.3	5.8	2.0	14.4	40.5
Provision (reversal) for possible losses	0.3	(0.3)	(0.4)	(0.6)	(1.0)
Asset impairment charges	3.3	—	—	—	3.3
Fair value adjustments for derivatives	—	—	0.1	0.4	0.5

Total Other Costs and Expenses	78.5	6.2	3.7	51.2	139.6

Income (Loss) from Continuing Operations before Income Taxes	30.6	7.4	21.9	(7.4)	52.5
Income Tax Provision (Benefit)	9.9	2.1	8.7	(2.5)	18.2

Income (Loss) from Continuing Operations	$20.7	$5.3	$13.2	$(4.9)	$34.3

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2004
(In Millions)

					GATX
	Rail	Air	Specialty	Other	Consolidated
Gross Income
Lease income	$165.5	$25.8	$6.9	$—	$198.2
Marine operating revenue	—	—	—	36.2	36.2
Interest income	—	—	2.9	—	2.9
Asset remarketing income	0.7	3.2	1.2	—	5.1
Gain on sale of securities	—	—	0.2	—	0.2
Fees	1.1	2.2	2.7	—	6.0
Other	11.6	0.4	1.3	46.2	59.5

Revenues	178.9	31.6	15.2	82.4	308.1
Share of affiliates’ earnings	3.1	8.3	5.8	—	17.2

Total Gross Income	182.0	39.9	21.0	82.4	325.3

Ownership Costs
Depreciation	30.1	15.1	1.1	2.5	48.8
Interest, net	20.4	10.6	6.2	4.3	41.5
Operating lease expense	41.7	0.9	1.0	(0.3)	43.3

Total Ownership Costs	92.2	26.6	8.3	6.5	133.6

Other Costs and Expenses
Maintenance expense	45.4	0.3	0.2	—	45.9
Marine operating expenses	—	—	—	27.7	27.7
Other operating expenses	8.7	0.6	1.3	—	10.6
Selling, general and administrative	17.7	5.3	2.1	12.9	38.0
Reversal of provision for possible losses	(1.0)	(0.1)	(2.9)	(0.7)	(4.7)
Asset impairment charges	—	—	0.3	—	0.3
Fair value adjustments for derivatives	—	—	0.8	—	0.8

Total Other Costs and Expenses	70.8	6.1	1.8	39.9	118.6

Income from Continuing Operations before Income Taxes	19.0	7.2	10.9	36.0	73.1
Income Taxes	5.8	2.2	4.5	12.4	24.9

Income from Continuing Operations	$13.2	$5.0	$6.4	$23.6	$48.2

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2005
(In Millions)

					GATX
	Rail	Air	Specialty	Other	Consolidated
Gross Income
Lease income	$542.3	$87.3	$22.5	$—	$652.1
Marine operating revenue	—	—	—	93.4	93.4
Interest income	—	0.4	6.8	1.9	9.1
Asset remarketing income	13.1	2.1	27.2	—	42.4
Gain on sale of securities	0.6	—	6.2	—	6.8
Fees	1.3	7.6	2.8	—	11.7
Other	44.7	0.3	1.6	(5.7)	40.9

Revenues	602.0	97.7	67.1	89.6	856.4
Share of affiliates’ earnings	13.0	32.4	38.0	—	83.4

Total Gross Income	615.0	130.1	105.1	89.6	939.8

Ownership Costs
Depreciation	99.0	45.4	3.1	4.3	151.8
Interest, net	61.5	43.0	14.0	4.5	123.0
Operating lease expense	131.4	6.5	3.1	(0.2)	140.8

Total Ownership Costs	291.9	94.9	20.2	8.6	415.6

Other Costs and Expenses
Maintenance expense	140.6	0.6	0.7	—	141.9
Marine operating expenses	—	—	—	72.3	72.3
Other operating expenses	27.6	1.4	5.6	—	34.6
Debt extinguishment costs	—	—	—	11.9	11.9
Selling, general and administrative	53.6	19.6	5.5	42.8	121.5
Reversal of provision for possible losses	(0.7)	(0.7)	(2.7)	(2.1)	(6.2)
Asset impairment charges	5.2	—	1.5	—	6.7
Fair value adjustments for derivatives	—	—	(2.3)	(6.1)	(8.4)

Total Other Costs and Expenses	226.3	20.9	8.3	118.8	374.3

Income (Loss) from Continuing Operations before Income Taxes	96.8	14.3	76.6	(37.8)	149.9
Income Tax Provision (Benefit)	33.0	4.2	29.6	(14.1)	52.7

Income (Loss) from Continuing Operations	$63.8	$10.1	$47.0	$(23.7)	$97.2

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2004
(In Millions)

					GATX
	Rail	Air	Specialty	Other	Consolidated
Gross Income
Lease income	$485.1	$71.1	$21.6	$—	$577.8
Marine operating revenue	—	—	—	76.2	76.2
Interest income	—	0.2	15.1	—	15.3
Asset remarketing income	6.8	3.6	21.8	—	32.2
Gain on sale of securities	—	—	3.4	—	3.4
Fees	3.0	7.3	4.4	—	14.7
Other	41.5	1.7	2.5	49.6	95.3

Revenues	536.4	83.9	68.8	125.8	814.9
Share of affiliates’ earnings	12.9	23.9	14.4	—	51.2

Total Gross Income	549.3	107.8	83.2	125.8	866.1

Ownership Costs
Depreciation	91.1	43.4	3.2	4.5	142.2
Interest, net	55.3	28.9	20.3	15.4	119.9
Operating lease expense	124.8	2.9	3.1	(0.3)	130.5

Total Ownership Costs	271.2	75.2	26.6	19.6	392.6

Other Costs and Expenses
Maintenance expense	136.9	1.6	0.8	—	139.3
Marine operating expenses	—	—	—	59.2	59.2
Other operating expenses	27.4	1.4	3.9	—	32.7
Selling, general and administrative	51.1	15.8	7.2	45.3	119.4
Reversal of provision for possible losses	(0.8)	(0.5)	(7.7)	(0.7)	(9.7)
Asset impairment charges	—	—	1.1	0.3	1.4
Fair value adjustments for derivatives	—	—	0.1	—	0.1

Total Other Costs and Expenses	214.6	18.3	5.4	104.1	342.4

Income from Continuing Operations before Income Taxes	63.5	14.3	51.2	2.1	131.1
Income Taxes	18.9	4.7	19.8	0.1	43.5

Income from Continuing Operations	$44.6	$9.6	$31.4	$2.0	$87.6

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Railcar Data)

	9/30/2005	12/31/2004	9/30/2004
Total Continuing Assets, Excluding Cash(a)	$6,513.3	$6,726.8	$6,613.8
Reservable Assets	447.7	452.1	501.2

Investment volume (Quarter)	146.7		147.7
(Year to Date)	335.2		516.8

Allowance for Losses	15.4	22.1	27.8
Allowance for Losses as a Percentage of Reservable Assets	3.4%	4.9%	5.5%

Net Charge-Offs and Asset Impairments and Write-Downs	5.2		(0.6)
Net Charge-Offs/Impairments/Write-Downs as a Percentage of Average Total Assets	0.3%		N/A

Non-performing Investments	52.6	57.2	58.6

Capital Structure
Commercial paper and bank credit facilities, Net of Unrestricted Cash	(89.5)	8.7	(131.8)
Debt:
On Balance Sheet
Recourse	2,649.0	2,887.1	3,113.5
Nonrecourse	89.3	93.5	94.9

Off Balance Sheet
Recourse	991.4	937.3	918.3
Nonrecourse	304.5	311.4	307.3

Capital Lease Obligations	67.5	79.4	96.7

Total Net Debt Obligations	4,012.2	4,317.4	4,398.9
Total Recourse Debt	3,618.4	3,912.5	3,996.7
Shareholders’ Equity and Allowance for Losses	1,156.4	1,103.0	1,010.7

Recourse Leverage	3.1	3.5	4.0

Asset Remarketing Income		Full Year

Disposition gains on owned assets	8.8	25.3	3.3
Residual sharing fees	0.8	11.2	1.8

	9.6	36.5	5.1

Railcar Data
North American Fleet Utilization	98%	98%	97%

		Full Year

Beginning Fleet Size	106,553	105,248	106,360
Additions	1,678	6,236	1,008
Scrapped/Sold	(629)	(4,665)	(374)

Ending Fleet Size	107,602	106,819	106,994

(a)	Includes Off Balance Sheet Assets

GATX CORPORATION AND SUBSIDIARIES
FINANCIAL PERFORMANCE MEASURES (UNAUDITED)
(In Millions)
Financial Performance Measures:
Ratios are based on continuing operations and are shown for the trailing 12-months ended:

	September 30
	2005	2004
Return on equity	15.8%	12.2%
Return on assets	2.5%	1.6%
SG&A efficiency	1.75%	1.75%
The 2005 12-month trailing return measures were positively affected by 2004 non-operating events including the gain from the sale of the Staten Island property and other tax benefits.

Definitions:
Return on equity:	Income from continuing operations divided by average total shareholders’ equity.
Return on assets:	Income from continuing operations divided by average total on and off balance sheet (owned) assets.
SG&A efficiency:	Selling, general and administrative expenses (SG&A) before capitalized initial direct costs (IDC) divided by average total owned and managed assets. IDC are expenses incurred by GATX to originate new leases and loans which are deferred and amortized over the term of the lease or loan.
Reconciliation of Non-GAAP Components used in Computation of Financial Performance Measures:

	12 Months Ended
	September 30
	2005	2004
Income from continuing operations	$168.1	$109.6

SG&A expenses	$165.4	$168.1
IDC	0.4	2.9

SG&A before IDC	$165.8	$171.0

	9/30/05	9/30/04	9/30/03
On balance sheet assets from continuing operations	$5,384.2	$5,589.3	$5,456.6
Off balance sheet assets from continuing operations	1,295.9	1,225.6	1,278.4

Total on and off balance sheet (owned) assets from continuing operations	$6,680.1	$6,814.9	$6,735.0
Managed assets from continuing operations	2,530.3	2,874.2	3,146.8

Total owned and managed assets from continuing operations	$9,210.4	$9,689.1	$9,881.8

Shareholders’ equity	$1,141.0	$982.9	$818.9

Financial performance measures disclosed in this press release are meant to provide additional information and insight into historical operating results and the financial position of the business. Management uses these performance measures to assist in analyzing GATX’s underlying financial performance from period to period and to establish criteria for making compensation decisions. GATX includes off balance sheet assets in its return on assets calculation because it believes that the incorporation of off balance sheet assets, primarily railcars financed with operating leases, results in a more accurate measure of the return GATX receives on assets in which it has an ownership-like interest. GATX also believes that the SG&A efficiency ratio is a more accurate measurement of how SG&A relates to the underlying owned and managed assets, an asset base which is more reflective of the support services and administrative activities performed for both GATX and its customers. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.